Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

PHL Variable Insurance Company

One American Row

Hartford, CT 06102-5056

Re:	PHL Variable Insurance Company
Post-Effective Amendment No 7 to Registration Statement No. 333-132399 on Form S-1

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of this Post-Effective Amendment No. 7 to Registration Statement
No. 333-132399 (“PEA No.7”) filed on Form S-1 under the Securities Act of 1933 for PHL Variable Insurance Company’s Phoenix Foundations Equity Index Annuity, a group and individual single premium deferred equity indexed annuity contract with a market value adjustment feature (“Contract”).

As an attorney for PHL Variable Insurance Company (“PHLVIC”), I provide legal advice to PHLVIC in connection with the operation of its SEC registered and variable products. In this role I am familiar with PEA No.7. I have made an examination of the law and the documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the following opinion:

1. PHLVIC is a valid corporation, organized and operated under the laws of the State of Connecticut and is subject to regulation by the Connecticut Commissioner of Insurance.

2. The Contract, when properly issued, is a legal and binding obligation of PHLVIC, enforceable in accordance with its terms and applicable state and federal law.

I hereby consent to the use of this opinion as an exhibit to PEA No. 7 and to the use of my name in the “Legal Matters” section of the prospectus in PEA No. 7.

Yours truly,

By:	/s/ KATHLEEN A. McGAH
Kathleen A. McGah
Vice President and Assistant Secretary
PHL Variable Insurance Company

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

PHL Variable Insurance Company

One American Row

Hartford, CT 06102-5056

Re:	PHL Variable Insurance Company
Post-Effective Amendment No 7 to Registration Statement No. 333-132399 on Form S-1

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of this Post-Effective Amendment No. 7 to Registration Statement
No. 333-132399 (“PEA No.7”) filed on Form S-1 under the Securities Act of 1933 for PHL Variable Insurance Company’s Phoenix Foundations Equity Index Annuity, a group and individual single premium deferred equity indexed annuity contract with a market value adjustment feature (“Contract”).

As Counsel to the Registrant, I provide legal advice to PHLVIC in connection with tax matters related to the operation of its SEC registered and variable products. In this role I am familiar with PEA No.7.

In connection with this opinion, I have reviewed such documents and such law as I considered necessary and appropriate, and on the basis of such review, it is my opinion that each of the Contracts, when issued as contemplated by the Form S-1 registration statement are annuities under the federal tax law.

In addition, I hereby consent to the use of my name under the heading “Legal Matters” in connection with the filing of this Post-Effective Amendment No. 7.

Yours truly,

By:	/s/ Laurie D. Lewis
Laurie D. Lewis
Counsel
Phoenix Life Insurance Company